UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
_______________________

Date of Report (Date of earliest event reported): April 28, 2017

Welbilt, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37548	47-4625716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            2227 Welbilt Boulevard, New Port Richey, Florida 34655
(Address of principal executive offices, including ZIP code)

(727) 375-7010
(Registrant’s telephone number, including area code)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2017, Welbilt, Inc. (the “Company”) appointed Haresh Shah to Senior Vice President and Chief Financial Officer, effective May 1, 2017 (the “Effective Date”).

Mr. Shah, 48, joined the Company as Vice President, Corporate Controller and Chief Accounting Officer effective June 13, 2016. Prior to joining the Company, he served as Vice President, Corporate Controller of Syniverse Technologies, LLC, a mobile communication services leader in mobile interoperability, mobile communications and mobile expertise, from 2012 until May 2016. He previously served in financial leadership roles at Amkor Technology, Inc., a leading provider of outsourced semiconductor packaging and test services, including Vice President, International Finance, from 2009 until 2012. Prior thereto, he held positions with increasing responsibility at Alcatel-Lucent, a provider of internet protocol (IP) and cloud networking and ultra-broadband access, from 2000 until 2008, including serving as Controller, Asia Pacific and China - Convergence Business Group. Mr. Shah earned a B.B.A. degree in accountancy from Bernard M. Baruch College in New York and is a Certified Public Accountant.

Mr. Shah was not selected as Senior Vice President and Chief Financial Officer pursuant to any agreement or understanding between him and any other person. Mr. Shah does not have any director or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K nor any family relationships reportable under Item 401(d) of Regulation S-K.

Employment Agreement

In connection with Mr. Shah’s appointment, he entered into a standard employment agreement with the Company (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Shah will have an annual base salary of $380,000. Mr. Shah will also be eligible to participate in the Company’s Short Term Incentive Plan with a target annual compensation level of 80%, and he will be eligible to receive long-term incentive awards under the Company’s Omnibus Incentive Plan. The target values of the long-term incentive awards granted to Mr. Shah will be determined annually by the Compensation Committee of the Company’s Board of Directors and is currently $500,000 per year.

The Employment Agreement provides that Mr. Shah is eligible to participate in the Company’s 401(k) Retirement Plan and to receive health, dental and life insurance under the Company’s plans. The Employment Agreement also provides that Mr. Shah will be provided with other benefits customarily offered to the Company’s executive officers, including: (1) four weeks’ vacation per year; (2) a vehicle allowance of $10,800 per year; (3) reimbursement of tax preparation and financial planning fees up to a maximum of $10,000 per year; and (4) reimbursement for one physical examination every year. Mr. Shah will also be eligible to participate in the Company’s Deferred Compensation Plan.

The Employment Agreement provides that if Mr. Shah’s employment is terminated by the Company without Cause (as defined in the Employment Agreements) or by Mr. Shah with Good Reason (as defined in the Employment Agreements), subject to the execution of a release of any and all claims or potential claims against the Company, Mr. Shah will be entitled to receive a severance payment. Mr. Shah’s severance payment will equal 12 months’ base salary plus an amount equal to the pro rata annual incentive compensation for the year of termination, plus an amount equal to 100% of the targeted annual incentive compensation amount for the year of termination. The severance payments are subject to offset by the amount of any base salary, short-term incentive compensation or cash compensation earned by Mr. Shah or to which Mr. Shah is entitled during the severance pay period: (i) from any subsequent employer following the termination of his employment with the Company, or (ii) from the Company under any Contingent Employment Agreement. If Mr. Shah’s employment is terminated by the Company without Cause or by Mr. Shah with Good Reason, then all outstanding equity awards granted to Mr. Shah prior to the year of termination will be deemed fully vested (provided, in the case of certain performance-based equity awards granted after 2016, that specified performance goals have been attained). If Mr. Shah is terminated for Cause, payment of all compensation from the Company to Mr. Shah will immediately cease, except for any compensation accrued but unpaid through the date of termination.

If Mr. Shah is unable to perform his duties under his Employment Agreement due to his disability, his Employment Agreement will terminate. Upon such termination, he will continue to receive his standard compensation, reduced by any disability payment to which he may be entitled in lieu of such compensation, until the first anniversary of the Effective Date. If Mr. Shah dies prior to a separation from service with the Company, all payments and rights to compensation and benefits under the Employment Agreement will immediately cease, except for any compensation and benefits accrued but unpaid through the date of death.

Under the terms of the Employment Agreement, Mr. Shah is required to agree to non-competition, non-solicitation and confidentiality obligations.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Employment Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Employment Agreement

Mr. Shah will also enter into a standard contingent employment agreement with the Company (the “Contingent Employment Agreement”).

The Contingent Employment Agreement provides generally that in the event of a “change in control” (as defined in the Agreement) of the Company Mr. Shah will continue to be employed for two years. Under the Contingent Employment Agreement, Mr. Shah would remain employed at the same position held as of the change in control date, and would receive a salary at least equal to the salary in effect as of such date, plus all bonuses, incentive compensation, and other benefits extended by the Company to its executive officers and key employees, provided that the plans and bonus opportunity are no less favorable than those that were available prior to a change in control. After a change in control, Mr. Shah’s compensation would be subject to upward adjustment at least annually based upon his contributions and the level of increases provided to other officers and employees. The Contingent Employment Agreement would terminate prior to the end of the applicable employment period if Mr. Shah voluntarily retires or is terminated “for cause,” as defined in the Contingent Employment Agreement.

The Contingent Employment Agreement also provides for the following contingent benefits:

•
In the event Mr. Shah was terminated without cause following a change in control, he would be entitled to receive a payment equal to the base salary and benefits he would have otherwise been paid but for the termination, and the annual incentive compensation he would have otherwise been paid but for the termination, calculated on the basis of his target bonus for the year of termination, through the applicable employment period.

•
Mr. Shah’s equity-based awards would not automatically vest upon a change in control if his employment continued. However, if his employment is subsequently terminated by the surviving entity without cause, or by him for good reason, in either case within 24 months following a change of control, all of his equity-based awards that are in effect as of the date of such termination will be vested in full or deemed earned in full (assuming the maximum performance goals provided under such award were met, if applicable) effective on the date of such termination (i.e., a “double trigger”). In addition, to the extent that equity-based awards are not assumed by the purchaser, successor or surviving entity in the change in control, or a more favorable outcome is not provided in the applicable plan or award agreement, upon a change of control: (1) stock options, stock-appreciation rights and time-based restricted stock (including restricted stock units) will vest and may be paid out in cash; (2) performance-based awards will be pro-rated and paid out in cash assuming the greater of target or projected actual performance (based on the assumption that the applicable performance goals continue to be achieved at the same rate through the end of the performance period as they are at the time of the change of control); and (3) each other type of equity-based award not mentioned above will be paid out in cash based on the value of the award as of the date of the change of control.

Under the Contingent Employment Agreement, in the event Mr. Shah was terminated for cause, he would be entitled only to the salary and benefits accrued and vested as of the effective date of the termination. The Contingent Employment Agreement is terminable by either party at any time prior to a change in control.

If Mr. Shah was terminated without cause within six months prior to a change in control and it was reasonably demonstrated by him that the termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a change in control; or (ii) otherwise arose in connection with or in anticipation of a change in control, Mr. Shah would be entitled to the severance payment and benefits that he would have otherwise received if he was terminated without cause following a change in control.

If any of the payments to Mr. Shah would constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and would result in the imposition on him of an excise tax under Section 4999 of the Internal Revenue Code (the “Excise Tax”), Mr. Shah would not be entitled to any tax gross up amount; however, he would be entitled to receive the “best net” treatment. Under the “best net” treatment, if the after-tax amount (taking into account all federal, state and local excise, income and other taxes) that would be retained by Mr. Shah is less than the after-tax amount that would be retained by Mr. Shah if he was instead to be paid or provided (as the case may be) the maximum amount that he could receive without being subject to the Excise Tax (the “Reduced Amount”), then he would be entitled to receive the Reduced Amount instead of the full amount that would have been subject to the Excise Tax.

The Contingent Employment Agreement also provides that if Mr. Shah is terminated (i) without cause prior to the end of the employment period; or (ii) within six months prior to a change in control in anticipation of a change in control as explained above, Mr. Shah will be prohibited from competing with the Company for (y) the lesser of two years or the unexpired term of the employment period or (z) two years in the case of a termination within six months prior to a change in control in anticipation of a change in control as described above.

The foregoing description of the Contingent Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Contingent Employment Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Other Plans and Arrangements

In addition to the Employment Agreement and the Contingent Employment Agreement, Mr. Shah may enter into other agreements and participate in other compensation or benefit plans and programs with the Company as may be generally made available to other Company employees at his level.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2017 Annual Meeting of Stockholders on April 28, 2017 (the “Annual Meeting”). On that date, the independent inspector of elections for the Annual Meeting delivered its final tabulation of voting results for each of the matters submitted to a vote at the Annual Meeting, certifying the voting results set forth below.

As of February 28, 2017, the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting, 138,856,107 shares of the Company’s common stock were outstanding and eligible to vote. A total of 122,261,090 shares were voted in person or by proxy at the Annual Meeting, constituting a quorum.

The Company’s stockholders elected the following directors for terms expiring at the Company’s 2018 annual meeting or until their respective successors are duly elected and qualified:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Dino J. Bianco	104,326,765	1,329,884	16,604,441
Joan K. Chow	105,286,898	369,751	16,604,441
Thomas D. Davis	104,134,961	1,521,688	16,604,441
Cynthia M. Egnotovich	105,270,007	386,642	16,604,441
Andrew Langham	101,739,769	3,916,880	16,604,441
Hubertus M. Muehlhaeuser	104,222,405	1,434,244	16,604,441
Brian R. Gamache	105,008,923	647,726	16,604,441

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
121,794,129	331,776	135,185	0

The Company’s stockholders voted to approve, by advisory vote, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved, by advisory vote, by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
103,640,360	1,631,301	384,988	16,604,441

The Company’s stockholders voted to recommend, by advisory vote, the frequency of the advisory vote on executive compensation. The frequency of future advisory votes on executive compensation was recommended, by advisory vote, by the votes indicated:

1 Year	2 Years	3 Years	Abstentions
99,855,145	611,727	5,004,029	185,748

The Company’s stockholders voted to approve the material terms of the performance goals under the Company’s 2016 Omnibus Incentive Plan, by the votes indicated:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,004,517	1,340,865	311,267	16,604,441

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Employment Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on November 7, 2016 and incorporated herein by reference).

(10.2)	Form of Contingent Employment Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 14, 2016 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELBILT, INC.

Date: May 4, 2017	By:	/s/ Joel H. Horn
Joel H. Horn
Senior Vice President, General Counsel and Secretary

WELBILT, INC.
EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Dated as of April 28, 2017

Exhibit Number	Description

(10.1)	Form of Employment Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on November 7, 2016 and incorporated herein by reference).
(10.2)	Form of Contingent Employment Agreement (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37548), filed on March 14, 2016 and incorporated herein by reference).